Exhibit 99.1
DigitalOcean Announces First Quarter 2022 Financial Results
First Quarter Revenue Grew 36% with Net Dollar Retention of 117%
Average Revenue Per Customer Increased 28% Year-over-Year
Generated 4% Free Cash Flow Margin

NEW YORK, May 4, 2022 – DigitalOcean Holdings, Inc. (NYSE: DOCN), the cloud for developers, startups and SMBs, today announced results for its first quarter ended March 31, 2022.
"Despite an uncertain macro environment, we had a good start to the year with strong growth and free cash flow," said Yancey Spruill, CEO of DigitalOcean. "We are focused on broadening our product offerings, investing in our go-to-market capabilities, both to enable our customers’ success and drive consistent revenue growth combined with ramping free cash flow."
First Quarter 2022 Financial Highlights:
•Revenue was $127.3 million, an increase of 36% year-over-year.
•Annual Run-Rate Revenue (ARR) ended the quarter at $524 million, representing 35% year-over-year growth.
•Gross profit of $80.6 million or 63% of revenue and adjusted gross profit of $103.3 million or 81% of revenue.
•Loss from operations was $13.1 million and operating margin was (10)%.
•Non-GAAP income from operations was $13.6 million and non-GAAP operating margin was 11%.
•Net loss per share was $(0.17) and non-GAAP diluted net income per share was $0.07.
•Cash, cash equivalents, and marketable securities was $1.6 billion as of March 31, 2022.
First Quarter 2022 Operational Highlights:
•Net Dollar Retention Rate (NDR) was 117%, up from 107% in the first quarter 2021.
•Average Revenue Per Customer (ARPU) in the quarter was $68.90, an increase of 28% over the first quarter 2021.
•Total customers grew 6% to 623K and customers spending more than $50 per month grew 20% to 102K.
•Revenue from customers spending more than $50 per month grew 43% year-over-year. These customers had an NDR of 118% and now represent 84% of total revenue.
•Acquired CSS Tricks, a learning site with 6,500 articles, videos, guides and other content focused on front-end development which attracts more than 3 million monthly unique visitors.
•Increased existing revolving credit facility to $250 million to provide incremental capital for flexibility to invest in profitable growth.
•Repurchased 2.6 million shares for $150.0 million utilizing the share repurchase program.
Financial Outlook:
Based on information available as of May 4, 2022, for the second quarter of 2022 we expect:
•Total revenue of $133 to $135 million.
•Non-GAAP operating margin of 10% to 11%.
•Non-GAAP diluted net income per share of $0.09 to $0.10.
•Fully diluted weighted average shares outstanding of approximately 122 to 124 million shares.

For the full year 2022, we expect:
•Total revenue of $564 to $568 million.
•Non-GAAP operating margin of 13% to 15%.
•Free cash flow in the range of 8% to 10% of revenue.
•Non-GAAP diluted net income per share of $0.70 to $0.71.
•Fully diluted weighted average shares outstanding of approximately 123 to 125 million shares.
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to assess the probable significance of the unavailable information, although it is important to note that these factors could be material to our results computed in accordance with GAAP.
Conference Call Information:
DigitalOcean will host a conference call today, May 4, 2022, at 4:30 p.m. ET to review its results. The conference call can be accessed by dialing (888) 330-3637 with conference ID 7741047. A live webcast and replay of the conference call can be accessed from the DigitalOcean investor relations website at http://investors.digitalocean.com.
Following the completion of the call, a telephonic replay will be available through May 11, 2022, by dialing (800) 770-2030 with conference ID 7741047.
About DigitalOcean
DigitalOcean simplifies cloud computing so builders can spend more time creating software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers, startups and small and medium-sized businesses (SMBs) rapidly build, deploy and scale applications to accelerate innovation and increase productivity and agility. DigitalOcean combines the power of simplicity, community, open source and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth.
Forward‑Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying earnings call referenced in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to: (1) our recent growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our ability to attract and retain customers and/or expand usage of our platform by such customers; (5) breaches in our security measures allowing unauthorized access to our platform, our data, or our customers’ data; (6) our ability to release updates and new features to our platform and adapt and respond effectively to rapidly changing technology or customer needs; (7) the competitive markets in which we participate; (8) the rapidly evolving laws and industry standards that relate to privacy, data security, liability for service providers regarding the activities of customers, and access to the internet; (9) risks associated with successfully managing our growth; and (10) general market, political, economic, and business conditions.
Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022. Additional information will be made available in our Quarterly Report on Form 10-Q that will be filed for the quarter ended March 31, 2022 and other filings and reports we make with the SEC from time to time.

We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with non-GAAP financial measures including: (i) adjusted gross profit and adjusted gross margin; (ii) non-GAAP income from operations and non-GAAP operating margin; (iii) non-GAAP net income and non-GAAP diluted net income per share; and (iv) free cash flow and free cash flow margin. These measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our financial performance and liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. Our calculations of each of these measures may differ from the calculations of measures with the same or similar titles by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider each of these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable financial measure calculated in accordance with GAAP and our other GAAP results. A reconciliation of each of our non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP is set forth in the tables in the section “Reconciliation of GAAP to Non-GAAP Data.”
Adjusted Gross Profit and Adjusted Gross Margin
We believe adjusted gross profit and adjusted gross margin, when taken together with our GAAP financial results, provides a meaningful assessment of our performance, and is useful for the preparation of our annual operating budget and quarterly forecasts.
We define adjusted gross profit as gross profit exclusive of stock-based compensation, amortization of capitalized internal-use software development costs and depreciation of our data center equipment included within Cost of revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation and amortization, which primarily relates to our investments in our data center servers that are long lived assets with an economic life of five years, because it may not reflect our current or future cash spending levels to support our business. While we intend to spend a significant amount on capital expenditures on an absolute basis in the coming years, our capital expenditures as a percentage of revenue has declined significantly and will continue to decline. We define adjusted gross margin as a percentage of adjusted gross profit to revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin
We define non-GAAP income from operations as (Loss) income from operations, excluding stock-based compensation and loss on sublease. Beginning in the second quarter of 2022, we will define non-GAAP income from operations as (Loss) income from operations, excluding stock-based compensation, amortization of acquired intangibles, acquisition related costs, loss on sublease, asset impairment, restructuring and severance, and other unusual or non-recurring transactions as they occur. We believe these modifications will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operations. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue. We use non-GAAP income from operations to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that non-GAAP income from operations facilitates comparison of our operating performance on a consistent basis between periods, and when viewed in combination with our results prepared in accordance with GAAP, helps provide a broader picture of factors and trends affecting our results of operations.
Accordingly, our outlook for non-GAAP operating margin for the second quarter and full year 2022 is based off the revised definition as outlined above.
Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share

We define non-GAAP net income as Net loss attributable to common stockholders, excluding stock-based compensation, amortization of acquired intangibles, acquisition related costs, release of VAT reserve, and loss on sublease. Beginning in the second quarter of 2022, we will define non-GAAP net income (loss) as Net loss attributable to common stockholders, excluding stock-based compensation, amortization of acquired intangibles, acquisition related costs, release of VAT reserve, loss on sublease, loss on extinguishment of debt, asset impairment, restructuring and severance expense, revaluation of warrants, and other unusual or non-recurring transactions as they occur. We believe these modifications will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operations. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average shares including the dilutive effects of our convertible preferred stock, warrants, stock options, RSUs, PRSUs and Convertible Notes.
We believe non-GAAP net income per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of unusual or non-recurring items from period to period for reasons unrelated to overall operating performance.
Accordingly, our outlook for non-GAAP diluted net income per share for the second quarter and full year 2022 is based off the revised definition as outlined above.
Free Cash Flow and Free Cash Flow Margin
Free cash flow is a non-GAAP financial measure that we define as Net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs and purchase of intangible assets. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that, after the purchases of property and equipment, can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments. We further believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of Net cash provided by operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.
Key Business Metrics:
We utilize the key metrics set forth below to help us evaluate our business and growth, identify trends, formulate financial projections and make strategic decisions.
Customers
We define a customer at the end of any period as a person or entity who has incurred usage in the period and, as a result, has generated an invoice of greater than $0 for that period. We treat each customer that generates an invoice as a unique customer, and a single organization with multiple divisions, segments or subsidiaries may be counted as multiple customers if they separately signed up on our platform. We define customers paying more than $50 per month as customers having generated an invoice of greater than $50 for that period.
ARPU
We calculate ARPU on a monthly basis as our total revenue in that period divided by the number of customers determined as of the last day of that period. For a quarterly or annual period, ARPU is determined as the weighted average monthly ARPU over such three or 12-month period.
ARR
We calculate ARR at a point in time by multiplying the latest monthly period’s revenue by 12.
Net Dollar Retention Rate
We calculate net dollar retention rate monthly by starting with the revenue from the cohort of all customers during the corresponding month 12 months prior, or the Prior Period Revenue. We then calculate the revenue from these same customers as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these customers over the last 12 months. The calculation also includes revenue from customers that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged customers in this calculation because our customers frequently use our platform for projects that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.
Investor Contact
Rob Bradley
investors@digitalocean.com
Media Contact
Spencer Anopol
press@digitalocean.com

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	March 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$464,836	$1,713,387
Marketable securities	1,090,370	—
Accounts receivable, less allowance for doubtful accounts of $5,155 and $4,212, respectively	42,527	39,619
Prepaid expenses and other current assets	14,171	17,050
Total current assets	1,611,904	1,770,056

Property and equipment, net	259,385	249,643
Restricted cash	2,038	2,038
Goodwill	32,170	32,170
Intangible assets, net	46,453	42,915
Deferred tax assets	89	88
Other assets	4,789	4,085
Total assets	$1,956,828	$2,100,995

Current liabilities:
Accounts payable	16,329	12,657
Accrued other expenses	25,627	31,907
Deferred revenue	5,248	4,826
Other current liabilities	15,247	8,849
Total current liabilities	$62,451	$58,239

Deferred tax liabilities	421	421
Long-term debt	1,464,525	1,462,676
Other long-term liabilities	1,600	1,462
Total liabilities	$1,528,997	$1,522,798
Commitments and Contingencies (Note 8)

Preferred stock ($0.000025 par value per share; 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021)	$—	$—
Common stock ($0.000025 par value per share; 750,000,000 shares authorized; 107,956,057 and 109,175,863 issued; and 105,987,829 and 107,207,635 outstanding as of March 31, 2022 and December 31, 2021, respectively)	2	2
Treasury stock, at cost (1,968,228 shares at March 31, 2022 and December 31, 2021)	(4,598)	(4,598)
Additional paid-in capital	639,388	769,705
Accumulated other comprehensive loss	(2,300)	(374)
Accumulated deficit	(204,661)	(186,538)
Total stockholders’ equity	$427,831	$578,197

Total liabilities and stockholders’ equity	$1,956,828	$2,100,995

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$127,327	$93,661
Cost of revenue	46,757	39,544
Gross profit	80,570	54,117
Operating expenses:
Research and development	37,241	22,402
Sales and marketing	19,044	10,421
General and administrative	37,424	18,040
Total operating expenses	93,709	50,863

(Loss) income from operations	(13,139)	3,254

Other (income) expense:
Interest expense	2,059	2,256
Loss on extinguishment of debt	407	3,435
Other income, net	(820)	(94)
Other (income) expense	1,646	5,597

Loss before income taxes	(14,785)	(2,343)
Income tax expense	3,338	996
Net loss attributable to common stockholders	$(18,123)	$(3,339)
Net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(0.07)
Weighted-average shares used to compute net loss per share, basic and diluted	106,980	49,432

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net loss attributable to common stockholders	$(18,123)	$(3,339)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,933	20,951
Stock-based compensation	25,981	6,624
Bad debt expense	4,023	1,607
Loss on extinguishment of debt	407	3,435
Net accretion of discounts and amortization on available-for-sale securities	(117)	—
Non-cash interest expense	1,959	205
Revaluation of warrants	—	(556)
Other	623	(335)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(6,931)	(3,749)
Prepaid expenses and other current assets	2,878	2,554
Accounts payable and accrued expenses	(10,535)	(7,413)
Deferred revenue	422	48
Other assets and liabilities	5,763	(241)
Net cash provided by operating activities	30,283	19,791

Investing activities
Capital expenditures - property and equipment	(22,976)	(22,398)
Capital expenditures - internal-use software development	(2,276)	(1,370)
Cash paid for asset acquisition	(4,000)	—
Purchase of available-for-sale securities	(1,091,279)	—
Purchased interest on available-for-sale securities	(1,530)	—
Proceeds from interest on available-for-sale securities	649	—
Proceeds from sale of equipment	457	81
Net cash used in investing activities	(1,120,955)	(23,687)

Financing activities
Repayment of notes payable	—	(33,213)
Repayment of term loan	—	(166,814)
Repayment of borrowings under revolving credit facility	—	(63,200)
Payment of debt issuance costs	(921)	—
Proceeds related to the issuance of common stock under equity incentive plan	5,426	3,740
Employee payroll taxes paid related to net settlement of equity awards	(12,384)	—
Proceeds from initial public offering, net of underwriting discounts and commissions and other offering costs	—	723,125
Repurchase and retirement of common stock	(150,000)	—
Net cash (used in) provided by financing activities	(157,879)	463,638

(Decrease) increase in cash, cash equivalents and restricted cash	(1,248,551)	459,742

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

Cash, cash equivalents and restricted cash - beginning of period	1,715,425	102,537
Cash, cash equivalents and restricted cash - end of period	$466,874	$562,279

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended
	March 31,
(In thousands)	2022	2021
Gross profit	$80,570	$54,117
Adjustments:
Depreciation and amortization	22,262	19,225
Stock-based compensation	432	196
Adjusted gross profit	$103,264	$73,538
Gross margin	63%	58%
Adjusted gross margin	81%	79%
Non-GAAP Income from Operations and Non-GAAP Operating Margin

	Three Months Ended
	March 31,
(In thousands)	2022	2021
(Loss) income from operations	$(13,139)	$3,254
Adjustments:
Stock-based compensation	25,981	6,624
Loss on sublease	788	—
Non-GAAP income from operations	$13,630	$9,878
Operating margin	(10)%	3%
Non-GAAP operating margin	11%	11%
Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share

	Three Months Ended
	March 31,
(In thousands)	2022	2021
GAAP Net loss attributable to common stockholders	$(18,123)	$(3,339)
Stock-based compensation	25,981	6,624
Amortization of acquired intangible assets	462	76
Acquisition related costs	(46)	—
Loss on sublease	788	—
Income tax effects of non-GAAP adjustments(1)	309	135
Non-GAAP net income(2)	$9,371	$3,496
Non-GAAP diluted net income per share(2)	$0.07	$0.03
Weighted-average shares used to compute Non-GAAP diluted net income per share	126,555	103,403
___________________
(1)The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(2)Amounts are attributable for both the common and convertible preferred stockholders, treated as one class of stock.

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Free Cash Flow and Free Cash Flow Margin

	Three Months Ended
	March 31,
(In thousands)	2022	2021
Net cash provided by operating activities	$30,283	$19,791
Adjustments:
Capital expenditures - property and equipment	(22,976)	(22,398)
Capital expenditures - internal-use software development	(2,276)	(1,370)
Free cash flow	$5,031	$(3,977)
As a percentage of revenue:
Net cash provided by operating activities	24%	21%
Free cash flow margin	4%	(4)%

DIGITALOCEAN HOLDINGS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
Stock-Based Compensation

	Three Months Ended
	March 31,
(In thousands)	2022	2021
Cost of revenue	$432	$196
Research and development	9,720	2,636
Sales and marketing	3,346	1,137
General and administrative	12,483	2,655
Total	$25,981	$6,624